PRIVATE PLACEMENT AGENCY CONTRACT

Hartford Funds Master Fund
5 Radnor Corporate Center

100 Matsonford Road, Suite 300

Radnor, PA 19087

November [ ], 2016

Hartford Funds Distributors, LLC

5 Radnor Corporate Center

100 Matsonford Road, Suite 300

Radnor, PA 19087

Re:    Exclusive Placement Agent Agreement

Ladies and Gentlemen:

This letter agreement (“Agreement”) confirms the appointment of Hartford Funds Distributors, LLC (“HFD”) as an exclusive private placement agent in connection with the sale of units of beneficial interest (the “Interests”) that are issued by Hartford Funds Master Fund, a Delaware statutory trust (the “Master Fund”), with respect to each of its series offered or to be offered as set forth in Exhibit A hereto (as such Exhibit shall be modified from time to time) (the “Portfolios”).

HFD’s role as private placement agent will involve various aspects of selling Interests in the Portfolios, including (i) identifying qualified investors that may be interested in investing in the Portfolios and making sales presentations to such investors, (ii) assisting in the process of selling and issuing Interests to such investors and (iii) providing regular and customary personal service and maintenance of investor accounts (e.g., responding to investor inquiries regarding the Portfolios’ investment objectives, policies, investments and performance, and other information about the Portfolios) at the request of the Portfolios or their designees (collectively, the “Portfolio Representatives”) from time to time for so long as any such investor shall own Interests. Nothing herein shall constitute an undertaking by HFD to underwrite or otherwise purchase the Interests or an agreement by HFD to a minimum sales amount.

HFD will perform its services under this Agreement in accordance with its terms, the Portfolio Representatives’ instructions, applicable Securities and Exchange Commission (“SEC”) rules and regulations, and applicable federal, state and local laws.

HFD will have full supervisory responsibility for the actions of its employees and agents providing services pursuant to this Agreement. HFD is not authorized to act on behalf of or to bind the Portfolios or any Portfolio Representative, except as provided in this Agreement. No investment in a Portfolio will become effective until it is accepted by the Portfolio, which acceptance may be withheld in the Portfolio’s sole discretion.

HFD will provide to each prospective investor in a Portfolio information concerning the Portfolio and the Interests as prepared by the Portfolio, including without limitation, the registration statement of the Portfolio, as it may be amended or supplemented from time to time (the “Registration Statement”). HFD will not make any representations regarding the Portfolios, Hartford Funds Management Company, LLC, the Portfolios’ investment manager (the “Adviser”), or any Portfolio Representative that are false or misleading, contain material omissions, or are in any way inconsistent with the Registration Statement, nor will HFD deliver to prospective investors any written materials concerning the Portfolios, the Interests or any Portfolio Representative that have not been provided by the Portfolios or approved in advance by the Portfolios in writing.

HFD will not make any public offering of the Interests within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and will offer Interests only to persons it reasonably believes are either (i) “accredited investors” as defined in Regulation D under the 1933 Act, or (ii) “qualified clients” as defined in Rule 205-3 under the Investment Company Act of 1940, as amended (the “1940 Act”).

HFD has no role with respect to, nor responsibility for

1.             the management or internal operations of the Portfolios, including investment strategy, the handling of purchases/redemptions, NAV calculation, accounting, reporting to clients (other than responding to routine requests for information from clients) or the Portfolio’s or the Adviser’s decision to accept a subscription agreement (except that the Adviser can rely on HFD to perform its Customer Identification Program obligations pursuant to Section 326 of the USA PATRIOT Act for all HFD account holders subject to that provision who are referred to the Portfolios).

2.             the conduct of entities, including but not limited to the Custodian, that each Portfolio hires to assist it in the Portfolio’s management and operations (except to the extent that such parties are relying on instructions or information provided by HFD); and

3.             the accuracy or completeness of information and representations provided by a prospective Portfolio subscriber to a Portfolio, except to the extent that HFD knows otherwise.

The Portfolios shall have no obligation to compensate HFD for any services performed by it hereunder.

All sales of the Interests are subject to completion by each prospective investor of any appropriate subscription documentation authorized by the Portfolios and acceptance of such subscription documentation by the Portfolios.

HFD hereby makes, and each time it is involved in the placement of Interests hereunder will be deemed to have repeated, the following representations, warranties and covenants to the Portfolios:

1.             HFD is registered as a broker-dealer and has all necessary licenses, permits, registrations and approvals permitting it to conduct the activities contemplated under this Agreement in accordance with all applicable laws and regulations;

2.             each person who will receive compensation pursuant to the terms of this Agreement will be appropriately registered as a registered representative of HFD or otherwise as an agent of HFD in each state where such person has a place of business or will have been advised by legal counsel that s/he is validly exempt or otherwise excluded from such registration, and if required to register, will have successfully completed all prerequisites to serving in such capacity (including, but not limited to, all examination requirements);

3.             HFD has procedures in place reasonably designed to protect the privacy of non-public personal consumer/customer financial information; and

4.             HFD shall comply with the applicable laws and regulations of the United States to verify the source of funds and identity of its account holders in accordance with the USA Patriot Act, and any rules or regulations adopted thereunder (collectively “the Patriot Act”). HFD shall assist the Portfolios in monitoring transactions for HFD’s account holders who have invested in the Portfolios. HFD shall provide the Portfolios with documentation evidencing the identity of a beneficial owner or owners of shares of the Portfolios for its account holders upon each Portfolio’s request when the Portfolio is required by a law, court order, or by administrative or regulatory entity to disclose the identity of the beneficial owner(s).

Each Portfolio represents and warrants to HFD that:

1.             the Portfolio is and will remain in compliance in all material respects with all laws and regulations applicable to its business; and

2.             at all times during the offering of the Interests, the Registration Statement will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

The Portfolios agree to provide HFD prompt delivery of copies of the written Registration Statement and any amendments or supplements thereto. In performing the services contemplated hereby, HFD will be entitled to rely upon and assume, without independent verification, the accuracy and completeness of all information included in the written Registration Statement, and HFD will not have liability to the Portfolios, the Adviser or any Portfolio Representative for the use of such Registration Statement consistent with terms of this Agreement. The Portfolios will be responsible, at their own cost, for the preparation and filing of any and all federal and state “Blue Sky” filings (including fees incurred in connection therewith) necessary in connection with the sale of Interests, as well as the costs and expenses of providing copies of the Portfolios’ written Registration Statement.

The Portfolios agree to indemnify and hold harmless HFD and each person, if any, who controls HFD within the meaning of the 1940 Act (“Control Person”), against any losses, claims, damages, liabilities, or expenses (including, unless the Portfolio elects to assume the defense as hereinafter provided, the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several (for purposes of this paragraph, “Losses”), which: (1) are based on the ground or alleged ground that the Portfolio’s Registration Statement or any supplemental sales material approved in writing by an officer of the Portfolio (provided that such supplemental sales material is accompanied or preceded by the Portfolio’s Registration Statement), includes or allegedly includes an untrue statement of material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Portfolio by or on behalf of HFD or any Control Person, specifically for use in the preparation thereof; or (2) arise out of the Portfolio’s material breach of a representation or warranty, covenant or agreement contained in this Agreement; provided, however, that the Portfolio shall not indemnify or hold harmless HFD or any Control Person against any Losses caused by HFD’s or the Control Person’s willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by the reckless disregard of its obligations and duties under this Agreement. Notwithstanding the foregoing, the Portfolio shall not be liable with respect to any claims made against HFD or any Control Person unless HFD or such Control Person notified the Portfolio in writing within a reasonable time after the summons or other first legal process providing information of the nature of the claim was served upon HFD or such Control Person, but failure to notify the Portfolio of any such claim shall not relieve it from any liability that it may have to HFD or such Control Person for acts or alleged acts other than those described in (1) and (2) of the preceding sentence.

The Portfolio will be entitled, at its own expense, to participate in or assume the defense of any suit brought to enforce any such liability, and if the Portfolio elects to assume the defense, such defense shall be conducted by counsel chosen by it. In the event the Portfolio elects to assume the defense of any such suit and retain such counsel, HFD or such Control Person or persons, as defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless: (i) the Portfolio specifically authorizes the retention of such counsel or (ii) HFD or any Control Person who is a party to the suit has been advised by counsel acceptable to the Portfolio that one or more material legal defenses may be available to HFD or the Control Persons that may not be available to the Portfolio or its control persons (as defined below), in which case the Portfolio shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the reasonable fees and expenses of counsel for HFD and the Control Persons. In no event shall the Portfolio be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. The Portfolio shall not be liable to or indemnify any person for any settlement of any such claim effected without the consent of the Portfolio, which it shall not unreasonably withhold.

HFD agrees to indemnify and hold harmless the Portfolio, each of the Portfolio’s Shareholders, trustees, officers and each person, if any, who controls the Portfolio within the meaning of the 1940 Act (for purposes of this paragraph, “Portfolio Control Person”) against any losses, claims, damages, liabilities, or expenses (including, unless HFD elects to assume the defense, the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several (for purposes of this paragraph, “Losses”), which: (i) may be based on the ground or alleged ground that the Portfolio’s Registration Statement used by HFD, includes or allegedly includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which it was made, not misleading, but only insofar as such statement or omission: (A) was made in reliance upon, and in conformity with, written information furnished to the Portfolio by or on behalf of HFD or any Control Person specifically for use in the preparation thereof, or (B) relates to any such supplemental sales material not supplied by the Portfolio or approved by it in writing; (ii) arises out of any acts or omissions by HFD that cause the offering to involve an offering that is not exempt from registration pursuant to Section 4(2) of the 1933 Act or Regulation D thereunder; (iii) arises out of HFD’s failure to be properly licensed to sell Shares; or (iv) arises out of HFD’s material breach of a representation or warranty or covenant or agreement contained in this Agreement. Notwithstanding the foregoing, HFD shall not be liable with respect to any claims made against the Portfolio or any Portfolio Control Person unless the Portfolio or Portfolio Control Person notified HFD in writing within a reasonable time after the summons or other first legal process providing information of the nature of the claim served upon the Portfolio or Portfolio Control Person, but failure to notify HFD of such claim shall not relieve HFD from any liability that HFD may have to the Portfolio or Portfolio Control Person for acts or alleged acts other than those described in (i) through (iv) of the preceding sentence.

HFD shall be entitled, at its own expense, to participate in or assume the defense of any suit brought to enforce any such liability, and if HFD elects to assume the defense, such defense shall be conducted by counsel chosen by it. In the event that HFD elects to assume the defense of any such suit and retain such counsel, the Portfolio and any Portfolio Control Person, as defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) HFD specifically authorized the retention of such counsel or (ii) the Portfolio or any Portfolio Control Person who is a party to the suit has been advised by counsel acceptable to HFD that one or more material legal defenses may be available to the Portfolio or Portfolio Control Persons that may not be available to HFD or its controlling person or persons, in which case HFD shall not be entitled to assume the defense of such suit notwithstanding HFD’s obligation to bear the reasonable fees and expenses of such counsel. HFD shall not be liable to indemnify any person for any settlement of any such claim effected without HFD’s consent, which it shall not unreasonably withhold.

Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from the date of its execution. Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually by each Portfolio’s Board of Trustees and, by a separate vote, a majority of the Trustees that are not “interested persons” of the Portfolio or HFD within the meaning of the 1940 Act.

This Agreement may be terminated at any time with respect to any Portfolio by the Portfolio or by HFD upon 60 days’ written notice to the other party; provided that the representations and warranties, the indemnity obligations and the compensation arrangements (with respect to sales of Interests up to the effective date of termination of this Agreement) set forth herein shall survive any termination of HFD’s engagement hereunder and any sale of the Interests.

This Agreement shall automatically terminate in the event of its assignment, provided that an assignment to a corporate successor to all or substantially all of the business of HFD, as applicable, or to a wholly-owned subsidiary of such corporate successor which does not result in an actual change of control or management of the business of HFD, as applicable, shall not be deemed to be an assignment for the purposes of this Agreement.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

ANY ACTION OR PROCEEDING BASED HEREON, OR ARISING OUT OF HFD’S ENGAGEMENT HEREUNDER, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH ACTION OR PROCEEDING AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH ACTION OR PROCEEDING. EACH PARTY HERETO ALSO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Please indicate your agreement with the terms and provisions of this Agreement by signing below and returning it to the undersigned.

Sincerely,

HARTFORD FUNDS MASTER FUND, on behalf of the Portfolios

By:
Name:	[ ]
Title:	[ ]

By:
Name:	[ ]
Title:	[ ]

Accepted and Agreed to as of the date set forth above:

HARTFORD FUNDS DISTRIBUTORS, LLC

By:
Name:	[ ]
Title:	[ ]

By:
Name:	[ ]
Title:	[ ]

EXHIBIT A

Series
(as of November [ ], 2016)

Global Impact Master Portfolio